Exhibit 10.5

FULGENT THERAPEUTICS LLC

AMENDED AND RESTATED 2015 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE UNIT AWARD

You (the “Participant”) have been granted an award of Restricted Share Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Share Unit Award (the “Notice”), the Fulgent Therapeutics LLC Amended and Restated 2015 Equity Incentive Plan, as may be amended from time to time (the “Plan”) and the Restricted Share Unit Award Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan, the LLC Agreement and the Agreement shall have the same defined meanings in this Notice.

Name of Participant:	[●]

Date of Award:	[ ], 2016

Vesting Commencement Date:	[ ], 2016

Total Number of Restricted Share Units Awarded:	[●] [Class D Non-Voting Common Shares]

Vesting Schedule:	Subject to the Participant’s Continuous Service through the applicable vesting dates (or event), the Award will “vest” in accordance with the following schedule: 1/4th of the Award will vest on the twelve-month anniversary of the Vesting Commencement Date and 1/16th of the Award will vest at the end of every three-month period thereafter.

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

FULGENT THERAPEUTICS LLC
a California limited liability company

By:

Title:

Date:

PARTICIPANT

By:

Date:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE AWARD SHALL VEST, IF AT ALL, ONLY IF THE PARTICIPANT REMAINS IN CONTINUOUS SERVICE THROUGH THE DATE THE AWARD (OR PORTION THEREOF) VESTS. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, OR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT TO CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

FORM OF

RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), effective as of [●], 2016, is between Fulgent Therapeutics LLC (the “Company”), and [Participant] (the “Participant”). Capitalized terms used herein but not defined shall have the meanings set forth in the Company’s Amended and Restated 2015 Equity Incentive Plan, as may be amended from time to time (the “Plan”), a copy of which the Participant acknowledges having received.

SECTION 1. RESTRICTED SHARE UNIT GRANT.

The Company hereby grants to the Participant, subject to the terms and conditions of the Notice, this Agreement, and the Plan, an award of Restricted Share Units (the “Award”). Restricted Share Units are notional units (not actual Shares), representing an unfunded, unsecured right to receive one Share for each Restricted Share Unit that vests.

SECTION 2. CONTINUED EMPLOYMENT REQUIREMENT.

Vesting of the Restricted Share Units is contingent upon the Participant’s Continuous Service through the date that the Restricted Share Units vest, as set forth in the “Vesting Schedule” in the Notice. If the Participant’s Continuous Service terminates for any reason, the Award, to the extent unvested on the date of termination, shall immediately and automatically be forfeited as of the date of termination, and the Participant shall have no further rights with respect thereto.

SECTION 3. ISSUANCE OF SHARES.

One Share will be issued for each Restricted Share Unit that vests, with such issuance occurring no later than 30 days following the day of vesting.

SECTION 4. TAX WITHHOLDING.

In accordance with Section 5(f) of the Plan, the Company shall have the power and right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and other taxes (including the Participant’s payroll tax obligations) required by law to be withheld with respect to this Award. The Participant may be required to pay to the Company in cash or cash equivalents, either prior to or concurrent with the delivery of Shares in respect of any Restricted Share Units that vest, the amount required by law to be withheld. The Company may establish other rules and procedures to allow the Participant to satisfy and to facilitate the required tax withholding from time to time.

SECTION 5. RESTRICTIONS ON TRANSFER OF AWARD.

The Restricted Share Units, this Award, and any right to receive Shares pursuant to this Award, may not be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant.

SECTION 6. RESTRICTIONS ON TRANSFER OF SHARES.

(a) General. The Participant shall not transfer, assign, encumber or otherwise dispose of any Shares issued hereunder without the Manager’s written consent, which may be granted or withheld in its sole discretion.

(b) LLC Agreement. Shares issued hereunder shall be subject to the transfer provisions of the LLC Agreement.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company or the Company’s successor in an acquisition or otherwise (collectively, the “Successor Entity”) of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Successor Entity’s initial public offering, the Participant or any holder of the Shares acquired under this Agreement shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement (or other equity securities of the Successor Entity) without the prior written consent of the Successor Entity or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Successor Entity or such underwriters. The Market Stand-Off shall in any event terminate two years after the date of the Successor Entity’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Successor Entity’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Successor Entity may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Successor Entity’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act, and the Participant shall be subject to this Subsection (c) only if the directors and officers of the Successor Entity are subject to similar arrangements.

(d) Securities Law Restrictions. Regardless of whether the issuance of Shares hereunder have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on Share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(e) Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or the LLC Agreement or (ii) treat as a Member of the Company or as the owner of Shares, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement or the LLC Agreement.

(f) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 6 shall be conclusive and binding on the Participant and all other persons.

SECTION 7. COMPANY’S REPURCHASE RIGHT

(a) Grant of Repurchase Right. The Company is hereby granted the right (the “Repurchase Right”), exercisable at any time during the nine (9) month period following the date on which the Participant’s Continuous Service terminates, to repurchase all or any portion of any Shares issued hereunder (the “Share Repurchase Period”). The Company shall be entitled to exercise such Repurchase Right regardless of the reason for termination of the Participant’s Continuous Service.

(b) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to each holder of the Share prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares to be-repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the holder in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the Repurchase Price on the date on which the repurchase is to be effected of the Share to be repurchased from the holder. Upon such payment or deposit into escrow for the benefit of the holder, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the holder.

(c) Assignment. Whenever the Company shall have the right to purchase Shares under this Repurchase Right, the Company may designate and assign one or more employees, officers or members of the Company or other persons or organizations, to exercise all or a part of the Company’s Repurchase Right.

(d) Termination of the Repurchase Right. The Repurchase Right shall terminate with respect to any Shares for which it is not timely exercised and upon the effective date of a registration statement of the Company, a successor to the Company or any entity that assumes the Plan filed under the Securities Act of 1933, as amended.

(e) Additional Shares or Substituted Securities. In the event of an Incorporation or any Liquidity Event, any new, substituted or additional securities or other property which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. The Repurchase Price for such securities shall be appropriately adjusted to take into account the terms of such Incorporation or Liquidity Event as determined by the Manager in its reasonable discretion.

(f) Repurchase Price. For purposes of this Agreement, the “Repurchase Price” with respect to a Share shall be:

(i) In the case of a termination of Continuous Service for Cause, $0.

(ii) In the case of a termination of Continuous Service without Cause, the Book Value Attributable to a Share. For this purpose, “Book Value” shall mean the aggregate cost basis of the assets of the Company (as adjusted for depreciation and amortization) less the Company’s liabilities as reflected in the Company’s books and records, and the “Book Value Attributable to a Share” shall mean a Share’s proportionate interest in the Book Value of the Company under the LLC Agreement, taking into account the distribution provisions thereunder and any applicable Profits Interest Threshold Amounts, in each case as determined by the Manager in its reasonable discretion.

SECTION 8. LIMITATION OF RIGHTS.

The Participant shall not have any privileges of a Member of the Company with respect to the Restricted Share Units (including, for the sake of clarity, any voting rights, or any right to dividends or dividend equivalents) unless and until actual Shares are issued pursuant to Section 3 above.

SECTION 9. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 6(a) of the Plan, the number and kind of Shares subject to the Award shall be adjusted as set forth in Section 6 of the Plan. In the event that the Company engages in a Liquidity Event as described in Section 6(c) of the Plan, the Award shall be subject to the agreement governing such Liquidity Event and the LLC Agreement.

SECTION 10. NOTICES.

Any notice required by the terms of this Agreement shall be given in writing, which shall include electronic communications. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address most recently provided to the Company.

SECTION 11. CONSTRUCTION.

The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 12. ENTIRE AGREEMENT; GOVERNING LAW.

The Notice, the Plan, this Agreement and the LLC Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be amended or modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. Nothing in the Notice, the Plan, the LLC Agreement and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the LLC Agreement and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State or California to the rights and duties of the parties. Should any provision of the Notice, the Plan, the LLC Agreement or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

SECTION 13. VENUE

The Company and the Participant (the “Parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the District of Southern California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 13 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

SECTION 14. ADMINISTRATION AND INTERPRETATION

Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Participant or by the Company to the Manager. The resolution of such question or dispute by the Manager shall be final and binding on all persons.

SECTION 15. COUNTERPARTS.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

SECTION 16. SECTION 409A.

This Award is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, the regulations issued thereunder or any exception thereto (“Section 409A”) under the short-term deferral exception in Treas. Reg. §1.409A-l(b)(4). To the extent applicable, the provisions of this Agreement shall be interpreted and construed in a manner intended to comply with Section 409A. The Company makes no representation that this Award is exempt from or complies with Section 409A and makes no undertaking to prevent Section 409A from applying to this Award or to mitigate its effects on this Award.

SECTION 17. PARTICIPANT’S REPRESENTATIONS.

The Participant hereby represents and warrants to the Company in connection with the grant of the Restricted Share Units hereunder, and the issuance of any Shares in respect of such Restricted Share Units, that:

(a) The Participant understands that the Shares have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to, and in reliance upon, an exemption from such registration and qualification based in part upon the Participant’s representations contained herein; the Shares are being issued to the Participant hereunder in reliance upon the exemption from such registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering, and in connection therewith, the Participant acknowledges the Participant’s status as an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act;

(b) The Participant is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of the investment contemplated by this Award Agreement; and the Participant is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

(c) Except as specifically provided herein or in the Plan, the Participant has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of his, Shares, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

(d) The Participant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to the Participant of his Shares;

(e) The Participant is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, documents and other information concerning the Company and its proposed activities, and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein;

(f) The Participant has been informed that the Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Shares are first registered under the federal securities laws or unless an exemption from such registration is available; and

(g) The Participant is prepared to hold the Shares for an indefinite period and that the Participant is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Shares from the registration requirements of the Securities Act.